EXHIBIT (23)(a)
CONSENT OF INDEPENDENT AUDITORS                               Sprint Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-83577; Form S-3, No. 33-58488; Form S-8, No. 33-38761; Form
S-8, No. 33-31802; Form S-8, No. 2-97322; Form S-8, No. 33-59316; Form S-8, No.
33-59318; Form S-8, No. 33-59322; Form S-8, No. 33-59324; Form S-8, No. 33-
59326; Form S-8, No. 33-53695; Form S-8, No. 33-59349; Form S-8, No. 33-65149;
Form S-8, No. 33-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46487; Form
S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-68741; Form S-8,
No. 333-68739; Form S-8, No. 333-68795; Form S-8, No. 333-76755; Form S-8, No.
333-76783; and Form S-8, No. 333-92809) of Sprint Corporation and in the related Prospectuses and in the Joint Proxy Statement/Prospectus of MCI WORLDCOM, Inc. and Sprint Corporation that is made a part of the Registration Statement (Form S-4, No. 333-90421) of MCI WORLDCOM, Inc. of our reports dated February 1, 2000 with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                          Ernst & Young LLP

Kansas City, Missouri
March 20, 2000